UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated License Agreement

On October 9, 2019, Reata Pharmaceuticals, Inc. (the “Company”) and an affiliate of AbbVie, Inc., AbbVie Ltd., a successor in interest to Abbott Pharmaceuticals PR Ltd. (“AbbVie”), entered into an Amended and Restated License Agreement (the “Agreement”) pursuant to which the Company reacquired the development, manufacturing, and commercialization rights concerning its proprietary Nrf2 activator product platform originally licensed to AbbVie with respect to the territories set forth below. Pursuant to the Agreement, the License Agreement dated as of September 21, 2010, entered into between the Company and AbbVie (the “License Agreement”), and the Collaboration Agreement dated as of December 9, 2011, entered into between the Company and AbbVie (the “Collaboration Agreement”), have been amended. Except as otherwise set forth in the Agreement, the other provisions of the License Agreement and the Collaboration Agreement have been terminated. Certain licenses granted to AbbVie will continue. Under the Agreement, AbbVie has granted exclusive sublicenses to the Company under AbbVie’s continuing licenses, resulting in the Company re-acquiring worldwide rights to bardoxolone methyl (“Bardoxolone”), excluding certain Asian countries that the Company previously licensed to Kyowa Kirin Co., Ltd., and worldwide rights to omaveloxolone (“Omaveloxolone”) and the other second-generation Nrf2 activators (the “Second-Generation Activators”), in each case that the Company had licensed to AbbVie under the License Agreement and the Collaboration Agreement.

In exchange for such rights, the Company will pay AbbVie $330 million, of which $75 million will be payable on December 8, 2019, $150 million will be payable on June 30, 2020, and $105 million will be payable on November 30, 2021. If the Company raises cash proceeds of $200 million or more in one or more equity offerings, the Company will prepay AbbVie $25 million, which prepayment will reduce the amount payable to AbbVie on November 30, 2021, from $105 million to $80 million. The Company also will pay AbbVie an escalating, low single-digit royalty on worldwide net sales, on a product-by-product basis, of Omaveloxolone and an identified list of existing Second-Generation Activators (the “Existing AIMs”).

As part of the Agreement, AbbVie has agreed not to clinically develop or acquire certain Nrf1 or Nrf2 activators for a period of time after entering into the Agreement; thereafter, for another period of time, AbbVie has agreed not to clinically develop or acquire certain Nrf1 or Nrf2 activators for certain restricted indications. The Company has agreed not to license or otherwise transfer its rights to develop or commercialize Bardoxolone, Omaveloxolone, or the Existing AIMS for a period of 18 months after entering into the Agreement; thereafter through month 36, the Company has the right to so transfer or license such rights, in one or more transactions, but only if the Company receives, in the aggregate, prior to the earlier of one year after the transaction was entered into or the end of the 36-month period, less than a certain amount of cash payments.

After the $330 million has been paid to AbbVie, the licenses granted to AbbVie, and the sublicenses granted to the Company with respect to Omaveloxolone and the Second-Generation Activators, will be terminated, with all rights reverting to the Company, and, if (or when) 18 months has elapsed since the execution of the Agreement, the licenses granted to AbbVie, and the sublicenses granted to the Company with respect to Bardoxolone, also will be terminated, with all rights reverting to the Company.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the redacted text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein it its entirety.

First Amendment to Amended and Restated Loan and Security Agreement

On October 9, 2019, Oxford Finance LLC, as the collateral agent and lender (“Oxford”), Silicon Valley Bank, as a lender (together with Oxford, the “Lenders”), and the Company entered into the First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), which amended the Amended and Restated Loan and Security Agreement, dated June 14, 2018, entered into among the Company and the Lenders (the “Loan Agreement”). Under the terms of the Loan Agreement, the Company borrowed $80 million (the “Term A Loan”) from the Lenders and had the right to borrow an additional $45 million (the “Term B Loan”, and together with the Term A Loan, the “Term Loans”) within 30 days after the achievement of the first Trial Milestone Date, but no later than December 31, 2019. The “Trial Milestone Date” means the earlier of the date that the Company achieves  (i) positive topline registrational data of Bardoxolone in chronic kidney disease caused by Alport syndrome (the ongoing CARDINAL trial) or (ii) positive topline registrational data of Omaveloxolone in Friedreich’s ataxia (the ongoing MOXIe trial).

Under the Amendment, the Term B Loan availability was increased from $45 million to $75 million, and the availability period was increased to within 60 days after the first Trial Milestone Date but no later than December 31, 2019. The Company will be required to make a final payment of 2.00% (previously 4.00%) of the Term B Loan, payable on the earliest of June 1, 2023 (the “Maturity Date”), the acceleration of the Term B Loan, or the prepayment of the Term B Loan. The Company may prepay all, but not less than all, of the borrowed amounts under the Term B Loan upon 10 days advance written notice to the Lenders, provided that the Company will be obligated to pay a prepayment fee. The prepayment fees payable by the Company for the Term B Loan were reduced to (i) 4.00% (previously the aggregate amount of interest that the Company would have paid through the Maturity Date) at the interest in effect on the date of prepayment of the Term B Loan if prepaid on or before the first anniversary of the funding date, (ii) 3.00% (previously 4.00%) of the Term B Loan if prepaid after the first anniversary of the funding date and on or before the second anniversary of the funding date, (iii) 1.50% (previously 3.00%) of the Term B Loan if prepaid after the second anniversary of the funding date and on or before the third anniversary of the funding date, and (iv) 0.00% (previously 1.50%) of the Term B Loan if prepaid after the third anniversary of the funding date and prior to the Maturity Date. The Amendment also permits the incurrence of convertible debt under certain circumstances.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the redacted text of the Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein it its entirety.

Item 1.02Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 under “Amended and Restated License Agreement” is incorporated into this Item 1.02 by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under “Amended and Restated License Agreement” is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On October 10, 2019, the Company issued a press release in which it announced the execution of the Agreement and the Amendment. A copy of the press release is attached to this Current Report on Form 8-K (this "Report") as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Amended and Restated License Agreement, dated as of October 9, 2019.
10.2	First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 9, 2019.
99.1**	Press release dated October 10, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: October 10, 2019	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Financial Officer

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